Exhibit 10.1

SeraCare Life Sciences, Inc.

SUBSCRIPTION AGREEMENT

June    , 2004

TO EACH OF THE PURCHASERS

NAMED ON THE SIGNATURE

PAGES HEREOF

Ladies and Gentlemen:

SeraCare Life Sciences, Inc., a California corporation (the “Company”), hereby confirms its agreement with each of you (each a “Purchaser” and, collectively, the “Purchasers”), as set forth below.

1. The Shares. Subject to the terms and conditions herein contained, the Company agrees to issue and sell to each Purchaser a number of shares of its Common Stock, no par value (the “Common Stock”), as set forth on the counterpart signature page of such Purchaser hereto (collectively for all Purchasers, the “Shares”).

The Shares will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the “Securities Act”), in reliance on exemptions therefrom.

In connection with the sale of the Shares, the Company has made available its periodic reports filed with the Commission under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”) since October 1, 2003 and prior to the date hereof. These reports and filings are collectively referred to as the “Disclosure Documents”. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information, which is incorporated by reference in the Disclosure Documents.

The Purchasers will be entitled to the benefits of the Registration Rights Agreement, in the form of Exhibit A hereto, to be dated as of the date hereof among the parties hereto (the “Registration Rights Agreement”) pursuant to which the Company has agreed, among other things, to file a resale registration statement (the “Registration Statement”) under the Securities Act covering the resale of the Shares by holders thereof.

The Registration Rights Agreement and this Agreement are herein collectively referred to as the “Basic Documents”.

2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Purchaser that:

(a) The Company has timely filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof. The Disclosure Documents as of their respective dates did not, and any amendment or supplement thereto as of its date did not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be (collectively, the “Securities Acts”), as applicable.

(b) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of California, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have (i) a material adverse effect on the business, financial condition or results of operations of the Company, (ii) a material adverse effect on the legality, validity or enforceability of any Basic Document, or (iii) a material impairment to the Company’s ability to perform on a timely basis its obligations under any Basic Document (any such event in (i), (ii) or (iii), a “Material Adverse Effect”).

(c) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Basic Documents. Each of the Basic Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) any rights to indemnity, or contribution under the Registration Rights Agreement may be limited by federal and state securities laws and public policy considerations (collectively, the “Enforceability Exceptions”).

(d) The Shares have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and nonassessable and shall be free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in the Basic Documents or imposed by applicable securities laws. The capital stock of the Company, including the Common Stock, conforms to the description thereof contained in the Disclosure Documents.

(e) No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the execution, delivery or performance of the Basic Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as will have been obtained on or prior to the Closing, (ii) as are required from the Commission to cause the Registration Statement to be declared effective under the Securities Act, or (iii) the failure to obtain which would not have a Material Adverse Effect.

(f) The execution, delivery and performance by the Company of the Basic Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which the Company is a party, (ii) the articles of incorporation or bylaws of the Company, or (iii) any statute, judgment, decree, order, rule or regulation of any court, governmental agency, stock market or trading facility on which the Common Stock trades or on which the Company has applied for listing to trade or other body applicable to the Company or (b) result in the imposition of any lien upon or with respect to any of the material properties or assets now owned by the Company; which violation, conflict, breach, default or lien (with respect to any of clauses (a) or (b) of this Section 2(f) other than (a)(ii)) would have a Material Adverse Effect.

(g) The audited financial statements included in the Disclosure Documents present fairly the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The interim unaudited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the Company, at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein.

(h) Except as described in the Disclosure Documents, there is not pending or, to the best knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which the Company is a party, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company, would have a Material Adverse Effect.

(i) The Company is not, and immediately after the Closing Date will not be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(j) None of the Company or any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the issuance of the Shares pursuant to the Basic Documents or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchasers in the manner contemplated by this Agreement to register any of the Shares under the Securities Act.

(k) Except as described in the engagement letter dated June 8, 2004 with First Equity Capital Securities, Inc., no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third person with respect to the transactions contemplated by this Agreement.

3. Agreement to Sell and Purchase the Shares.

(a) Subject to the terms of this Agreement, at the Closing (as defined in Section 4(b)), the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the number of Shares set forth on Purchaser’s counterpart execution page hereof, at a purchase price of $10.20 per Share.

(b) Each Purchaser shall severally, and not jointly, be liable for only the purchase of the number of Shares set forth on Purchaser’s counterpart execution page hereof. The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale and the Company’s obligation to sell the Shares to one Purchaser is not conditioned on the performance of this Agreement by any other Purchaser. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares such other Purchasers have agreed to purchase.

(c) Each Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject, in whole or in part, any proposed purchase of Shares. The Company shall have no obligation hereunder with respect to any Purchaser until the Company shall execute and deliver to such Purchaser an executed copy of this Agreement. If this Agreement is not executed and delivered by the Company or the offering is terminated, this Agreement shall be of no further force and effect.

(d) The obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document. The decision of each Purchaser to purchase Shares pursuant to the Basic Documents has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Basic Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Basic Documents.

4. Escrow of Purchase Price; Closing; Delivery of Shares at Closing.

(a) Concurrently with its execution of this Agreement, each Purchaser shall deliver to Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”), by wire transfer to the account specified in Exhibit B, the purchase price under the heading “Total Investment Amount” as set forth on Purchaser’s counterpart execution page hereof. All such amounts shall be held in escrow pending the Closing (as defined below) or earlier termination of this Agreement, as provided in the escrow agreement to be entered into between the Company, First Equity Capital Securities, Inc. and Escrow Agent, the form of which is attached hereto as Exhibit C.

(b) The closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall be held at 10:00 a.m. (Pacific Time) on the Business Day following the date (the “Closing Date”) that all of the conditions to closing set forth in Section 6 and Section 7 have been satisfied or waived by the party in whose favor such conditions run, at the offices of O’Melveny & Myers LLP, located at 114 Pacifica, Suite 100, Irvine, California, or on such other date and place as may be agreed to by the Company and the Purchasers.

(c) At the Closing, (1) the Company shall deliver to each Purchaser (i) stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the Shares to be purchased by such Purchaser at the Closing, and (ii) an executed Registration Rights Agreement, and (2) the Escrow Agent shall deliver to the Company on behalf of each Purchaser the purchase price under the heading “Total Investment Amount” as set forth on Purchaser’s counterpart execution page hereof by wire transfer of immediately available funds to the account of the Company designated to it by the Company in writing (less the 6.0% cash commission due to First Equity Capital Securities, Inc., which shall be released directly by the Escrow Agent to First Equity Capital Securities, Inc.). The name(s) in which the stock certificates are to be issued to each Purchaser as well as the number and type of Shares to be purchased by each Purchaser are set forth in the Purchaser’s counterpart execution page hereto, as completed by each Purchaser.

5. Nasdaq Notification and Additional Listing Form. The Company covenants and agrees with each Purchaser that it will use its commercially reasonable efforts to cause the Shares to be included for listing on the Nasdaq National Market.

6. Conditions of the Purchasers’ Obligations. The obligation of each Purchaser to purchase and pay for the Shares is subject to the following conditions unless waived in writing by the relevant Purchaser:

(a) The issuance and sale of the Shares pursuant to this Agreement shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof.

(b) On or before the Closing Date, the Purchasers shall have received the Registration Rights Agreement executed by the Company.

(c) The closing of the asset acquisition contemplated by that certain Asset Purchase Agreement, dated April 16, 2004, between the Company, Boston Biomedica, Inc. and BBI Biotech Research Laboratories, Inc. (the “BBI Acquisition”) shall have occurred.

7. Conditions of the Company’s Obligations. The obligation of the Company to issue the Shares is subject to the following condition unless waived in writing by the Company:

(a) The issuance and sale of the Shares pursuant to this Agreement shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof.

(b) On or before the Closing Date, the Company shall have received the Registration Rights Agreement executed by the applicable Purchaser.

(c) The closing of the BBI Acquisition shall have occurred.

8. Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows

(a) The Shares to be acquired by it hereunder are being acquired for its own account for investment (and/or on behalf of managed accounts who are purchasing solely for their own accounts for investment) and with no intention of distributing or reselling such Shares or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement and the Registration Rights Agreement, to sell or otherwise dispose of all or any part of the Shares, including the Shares or Warrant Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

(b) Such Purchaser understands that the Shares have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States.

Each Purchaser agrees to the imprinting, so long as required under this Section, of the following legend on the Shares:

The shares of common stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred (“transferred”) in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless (i) such transfer complies with the requirements of rule 144(k) or (ii), if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

The legend set forth above will be removed if and when (i) the Shares are disposed of pursuant to an effective registration statement under the Securities Act, (ii) the Shares become available for resale under Rule 144(k) under the Securities Act, or (iii) in the opinion of counsel to the Company experienced in the area of United States federal securities laws such legends are no longer required under applicable requirements of the Securities Act. Each Purchaser for itself and no other Purchaser agrees that, in connection with any transfer of Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with the prospectus requirements under the Securities Act applicable to such transfer The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares.

(c) Such Purchaser is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act and has provided the Company with a complete and accurate questionnaire documenting the basis for this representation. Such Purchaser is acquiring the Shares in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

(d) Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, such Purchaser having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(e) The purchase of the Shares to be purchased by it has been duly authorized by such Purchaser and each of this Agreement and Registration Rights Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(f) Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, or controlling persons has taken, directly or indirectly, any actions designed, or might reasonably be expected to cause or result, under the Securities Acts or otherwise, in, or that has constituted, stabilization, or manipulation of the price of the Shares.

(g) Each Purchaser acknowledges that it has had an opportunity to review the Disclosure Documents and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the

Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

(h) Each Purchaser further acknowledges that the Company is engaged in the following transactions or potential transactions: (i) the Company has entered into an asset purchase agreement with respect to the BBI Acquisition, but makes no assurances as to the timing or completion of that transaction (a copy of the asset purchase agreement for the BBI Acquisition (the “Asset Purchase Agreement”) is filed as an exhibit to the Company’s Report of Form 8-K, filed with the Commission on April 16, 2004); (ii) the Company has entered into an asset purchase agreement, dated as of June 3, 2004, with Genomics Collaborative, Inc., a Delaware corporation, pursuant to which the Company acquired substantially all of the assets of Genomics Collaborative, Inc. for a combination of stock, cash and the assumption of certain liabilities, and agreed to register the resale of those securities by Genomics Collaborative, Inc. and/or certain permitted transferees of Genomics Collaborative, Inc.; and (iii) the Company considers and reviews other acquisition opportunities from time to time and reserves the right to pursue any such opportunity in its sole discretion.

(i) Such Purchaser understands and acknowledges that (i) the Shares are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and such Purchaser hereby consents to such reliance.

(j) The purchase by such Purchaser of the Shares issuable to it at the Closing will not result in such Purchaser (individually or together with any other person(s) with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred.

(k) Such Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to this Agreement, such decision has been independently made by such Purchaser and such Purchaser confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Purchaser’s business and/or legal counsel or advisors in making such decision. Such Purchaser has not relied on the truth, accuracy or completeness of the statements contained in any research report concerning the Company that was prepared by an investment banking firm.

9. Termination.

(a) Unless the Closing has first occurred, this Agreement shall terminate on the earlier to occur of (i) the termination of the Asset Purchase Agreement or (ii) September 30, 2004, provided that if the BBI Acquisition has not been closed or terminated by September 30, 2004, the Purchasers may, by the written consent of Purchasers representing a two-thirds majority of the Shares, extend the termination date provided in this clause (ii). Except as provided in Section 9(b), upon termination of this Agreement pursuant to this Section 9(a), neither the Company nor any of the Purchasers shall have any obligation to the other under this Agreement.

(b) Nothing in this Section 9 shall be deemed to release any party from any liability for any breach (prior to termination of this Agreement) by such party of the terms and provisions of this Agreement.

10. Notices. All communications hereunder shall be in writing and, (i) if sent to a Purchaser, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or sent by facsimile to their address and/or facsimile number on their signature page hereof and (ii) if sent to the Company, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or sent by facsimile to:

SeraCare Life Sciences, Inc.

1935 Avenida del Oro, Suite F

Oceanside, CA 92056

Attention: President

Facsimile number: (760) 806-8933

with a copy to:

O’Melveny & Myers LLP

114 Pacifica, Suite 100

Irvine, California 92618

Attention: Andor D. Terner, Esq.

Facsimile Number: (949) 737-2300

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three days after being deposited in the mail,

postage prepaid, if mailed; one business day after being timely delivered to a national recognized overnight courier; and upon receipt of a mechanically generated answer-back if sent by facsimile.

11. Successors. This Agreement shall inure to the benefit of and be binding upon each Purchaser and the Company and their respective permitted successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained. This Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. The Purchasers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

12. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or any Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. No provision of this Agreement may be amended except in a written instrument signed by the Company and the Purchasers holding (or prior to the Closing, obligated to purchase) a majority of the Shares. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

13. Certain Legal Fees. Each Purchaser and the Company shall pay the fees and expenses of its own respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Basic Documents.

14. Entire Agreement. This Agreement, along with the other Basic Documents constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. IF A PURCHASER SHALL COMMENCE A PROCEEDING AGAINST THE COMPANY, OR IF THE COMPANY SHALL COMMENCE A PROCEEDING AGAINST A PURCHASER, TO ENFORCE ANY PROVISIONS OF A BASIC DOCUMENT, THEN THE PREVAILING PARTY IN SUCH PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS ATTORNEY’S FEES AND OTHER COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH PROCEEDING.

16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof by signing the counterpart signature page attached hereto.

Very truly yours,

SERACARE LIFE SCIENCES, INC.

By:
Name:
Title:
Date:	July 9, 2004

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

Accepted and Agreed:

Total Investment Amount:$ __________________
Name of Purchaser (Print)	Total Number of Shares: ____________________

By:

Name:

Title:

Date:

Address:

Telephone:

Facsimile:

Please register Shares as follows:

Name:

Tax I.D. Number of Person in whose name the Shares are to be registered:

__________________________________________________

Exhibit A

Form of Registration Rights Agreement

[Attached Hereto]

SERACARE LIFE SCIENCES, INC.

Subscription Agreement

List of Purchasers

	Name of Purchaser	Total Investment Amount*
1.	Marshall M. Becker	$51,000
2.	Stanley S. Becker	$51,000
3.	Murray Blitstein	$25,500
4.	Anthony Cappiello	$51,000
5.	Castlerigg Master Investments Ltd.	$510,000
6.	Catalysis Partners, LLC	$510,000
7.	Scott DeGhetto	$102,000
8.	EL Equities, LLC	$510,000
9.	Bernard R. Feingold	$81,600
10.	Robert Graifman	$92,820
11.	Michael Groveman	$51,000
12.	Geoffrey M. Haar	$153,000
13.	William M. Hitchcock	$510,000
14.	Linda Jacobson	$81,600
15.	James G. Kreissman	$234,600
16.	Robert S. Krieger	$44,880
17.	Joan B. Levine	$25,500
18.	Kenneth R. Levine	$178,500

	Name of Purchaser	Total Investment Amount*
19.	J.E. McConnaughy Jr.	$204,000
20.	New Dimensions Trading Limited	$3,570,000
21.	Provco Ventures I, LP	$255,000
22.	Stager Partners LP	$510,000
23.	The Lincoln Fund, L.P.	$255,000
24.	Joshua Winkler	$102,000

*	At a price per share equal to $10.20.